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EXHIBIT 21.1 (A)

    The following corporations are wholly-owned subsidiaries of Edwards Lifesciences Corporation:

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
                                                                 STATE OF        COUNTRY OF
                                                              INCORPORATION/   INCORPORATION/
LEGAL ENTITY                                                    FORMATION         FORMATION
------------                                                  --------------   ---------------
Benchmark, Inc.                                               Utah             U.S.A.
Edwards Lifesciences Asset Management Corporation             Delaware         U.S.A.
Edwards Lifesciences Cardiovascular Resources, Inc.           Pennsylvania     U.S.A.
Edwards Lifesciences Corporation of Puerto Rico               Delaware         U.S.A.
Edwards Lifesciences Finance LLC                              Delaware         U.S.A.
Edwards Lifesciences Japan Holdings Inc.                      Delaware         U.S.A.
Edwards Lifesciences LLC                                      Delaware         U.S.A.
Edwards Lifesciences Research Medical, Inc.                   Utah             U.S.A.
Edwards Lifesciences Sales Corporation                        Delaware         U.S.A.
Edwards Lifesciences Sub Inc.                                 Delaware         U.S.A.
Edwards Lifesciences (U.S.) Inc.                              Delaware         U.S.A.
Edwards Lifesciences World Trade Corporation                  Delaware         U.S.A.
PSICOR Merger Corporation                                     Delaware         U.S.A.
Edwards Lifesciences Austria GmbH                                              Austria
Edwards Lifesciences FSC Ltd.                                                  Barbados
Edwards Lifesciences S.P.R.L.                                                  Belgium
Edwards Lifesciences Macchi Ltda.                                              Brazil
Edwards Lifesciences Participacoes e Comercial Ltda.                           Brazil
Edwards Lifesciences (Canada) Inc.                                             Canada
Edwards Lifesciences Holding A/S                                               Denmark
Edwards Lifesciences Limited                                                   United Kingdom
Edwards Lifesciences SAS                                                       France
Edwards Lifesciences Holding Germany GmbH                                      Germany
Edwards Lifesciences Germany GmbH                                              Germany
PAS Palzer GmbH & Co. KG                                                       Germany
PAS Palzer Verwaltungs GmbH                                                    Germany
Edwards Lifesciences (India) Private Limited                                   India
Edwards Lifesciences Italia SpA                                                Italy
Edwards Lifesciences (Japan) Limited                                           Japan
Edwards Lifesciences Finance Limited                                           Japan
Edwards Lifesciences Korea Co., Ltd.                                           Korea
Edwards Lifesciences Mexico, S.A. de C.V.                                      Mexico
Edwards Lifesciences B.V.                                                      The Netherlands
Edwards Lifesciences Uden B.V.                                                 The Netherlands
Edwards Lifesciences Export (Puerto Rico) Corporation                          Puerto Rico
Edwards Lifesciences S.L.                                                      Spain
Edwards Lifesciences AG                                                        Switzerland
Edwards Lifesciences Holding AG                                                Switzerland
Edwards Lifesciences GmbH                                                      Switzerland
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